UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2023

BLOOM ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

001-38598

(Commission File Number)

Delaware	77-0565408
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4353 North First Street, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 543-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange

(1)   The registrant’s Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2023, the Board of Directors (the “Board”) of Bloom Energy Corporation, a Delaware corporation (the “Company”), appointed Gregory Cameron as President and Chief Financial Officer of the Company. The new title is in recognition of the responsibilities that Mr. Cameron holds at the Company, which have increased over time since he joined the Company as Executive Vice President and Chief Financial Officer in April 2020. Mr. Cameron continues to report to KR Sridhar, the Company’s founder, Chief Executive Officer and Chairman.

On February 15, 2023, Glen Griffiths, Bloom’s Executive Vice President of Services, Quality and EHS announced his retirement, effective May 16, 2023.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2023, the Board adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended and Restated Bylaws”), effective as of such date, in order to, among other things:

•

Enhance procedural and disclosure requirements related to business proposals and director nominations submitted by stockholders, including to align with recently adopted Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and reflect certain other administrative changes, including:

•	Requiring additional background information and disclosures regarding proposing stockholders, proposed nominees and business, and other persons related to proposing stockholders;

•

Requiring any stockholder submitting a notice of director nomination to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act and to provide evidence that such stockholder has complied with such requirements;

•

Clarifying that any stockholder submitting a nomination or other proposal must comply with applicable Exchange Act requirements and clarifying the Company’s ability to disregard such nomination or proposal in the event such stockholder does not so comply;

•

Requiring that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board; and

•	Clarifying the timing for providing notice regarding authorization as a qualified representative.

•	Eliminate the requirement that the list of stockholders be open to examination at meetings of stockholders in line with recent amendments to the Delaware General Corporation Law.

The Amended and Restated Bylaws also incorporate certain ministerial, clarifying and conforming changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is filed with this report as Exhibit 3.1 and incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, effective February 15, 2023

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date: February 17, 2023	By:	/s/ Shawn Soderberg
Shawn Soderberg
Executive Vice President, General Counsel and Secretary